EAST SOLENT CORPORATE BUSINESS CENTRE   3rd & 4th Floors  Telephone:01705 665060
Portsmouth Corporate Office             Society Building  Facsimile:01705 666858
                                        176 London Road
                                        North End
                                        PORTSMOUTH
                Your ref:               Hants
                Our ref. CCM MR  Tue    P029DR

                STRICTLY PRIVATE & CONFIDENTIAL
                C Wall Esq
                Managing Director
                Vicon Industries (UK) Limited
                Brunel Way
                Fareham                                             NATWEST
                Hants P015 5TX


  8 April 1997


  Dear Mr Wall

  CUSTOMER FIXED RATE LOAN AGREEMENT DATED 24 MARCH 1997

  We refer to the Commercial Fixed Rate Loan Agreement dated 24 March 1997 which we have entered into with you (the "Agreement").

  Words which are defined in the Agreement have the same meaning when used in this Letter.

  Subject to the terms of the Agreement, you are entitled to ask us to provide a Quotation to you in connection with the Agreement.

  In consideration of you paying to us a fee of 275 pounds sterling (P/S) on or before 14 April 1997, we hereby agree that:

      the fixed rate of interest specified in the Quotation for the whole period of the Loan shall not be greater than 9 per cent per year (the "Maximum Agreed Rate")


  You may only accept our offer if you are able to satisfy all the terms and conditions contained within this letter and you can, of course, only draw the Loan if you satisfy all the terms and conditions in the Agreement.

  The Maximum  Agreed Rate is only  available  for the lesser of:

    the period of 7 days from the date of this letter; and

    the period within which you must draw the Loan under the Agreement.

  Our offer contained in this letter relates solely to the rate of interest specified in our Quotation which may be made by us pursuant to the Agreement and not to any other offer of facilities by us to you.

The fee of 275 pounds sterling (P/S) payable to us by you pursuant to paragraph 4 of this letter is in addition to any fees which are payable to you under the Agreement and is not refundable by us to you in the event that you do not draw the Loan.

Acceptance of our offer to You may only be effected by the receipt by us of the fee specified in paragraph 4 of this letter together with the following items which must, in form and substance, be satisfactory us.


    a signed copy of this letter signed for and on your behalf a certified copy of a resolution of your board of directors authorising acceptance of our offer a certified copy of your memorandum and articles of association

This letter is governed by the laws of England.

Yours sincerely



TIM BLEATHMAN
Corporate Manager
For and on behalf of
National Westminster Bank PLC

Form of Charge Filed at HM Land Registry Under Reference MD436N     ID: C041410
NWB1115 (Revised May 1995) Legal Mortgage of land by individual(s) or company (with provision for commercial use)

This Legal Mortgage is dated                               9th April 1997

and is made between


Vicon Industries (UK) Limited (Reg No 1551194) whose Registered Office is situate at Site P3 Brunel Way Segensworth Industrial Estate Segensworth East Fareham Hampshire







(the Mortgagor) of the one part and National Westminster Bank Pic (the Bank) of the other part whose address for service of any documents relating to this Legal Mortgage is its Branch at

Solent Securities Centre 3rd Floor Arndale House 243 High Street North Poole Dorset BH15 1BD


or such other address as the Bank may notify the Mortgagor of in writing from time to time.

Description of the leasehold property to be mortgaged Address:

             Site P3 Brunel Way Segensworth Industrial Estate Segensworth East Fareham Hampshire



          Registered land

           Title number(s)    County/London Borough

           HP401658           Hampshire / Fareham


          Unregistered land
          The property is comprised               in the following documents:

            Date           Description (Conveyance  Parties
                           Lease Assignment Assent etc)

                                                         ID : C041410

1 If the expression "the Mortgagor" includes more than one person it shall be construed as referring to all and/or any one or more of those persons and their obligations shall be joint and several.

2 (a) The Mortgagor with full title guarantee charges by way of legal mortgage all and every interest in or over the property described above which the Mortgagor now or hereafter has power so to charge and charges in equity all other interests therein (the Mortgaged Property) and the proceeds of We thereof and charges to the Bank all moneys to be received under any policy of insurance effected in respect of the Mortgaged Property as a continuing security to the Bank for the discharge on demand of:-

       (i) all present and/or future indebtedness of the Mortgagor to the Bank on any current and/or other account vath interest and bank charges and

       (ii) all other liabilities whatsoever of the Mortgagor to the Bank present future actual and/or contingent and

       (iii) all costs charges and expenses howsoever incurred by the Bank in relation to .this Mortgage and such indebtedness and/or liabilities on a full indemnity basis and for the payment of interest on the foregoing day by day from demand until full discharge (as well after as before judgment) at the rate payable or deemed to be payable by the Mortgagor. Such interest will be calculated and compounded as agreed or in such manner as the Bank may reasonably determine from time to time.

The costs and expenses referred to herein shall include (for avoidance of doubt) all amounts the Bank may from time to time require to compensate it for its internal management and administrative costs and expenses incurred in connection with the enforcement of this Mortgage and recovery of the liabilities secured by it. In the absence of manifest error a certificate signed by an officer of the Bank as to the amount of such costs and expenses incurred by the Bank from time to time shall for all purposes be conclusive evidence (and admissible as such) against and binding upon the Mortgagor.

  (b) If the Mortgagor is a company the Mortgagor with full title guarantee also charges by way of floating security all movable plant machinery implements utensils furniture and equipment building and other materials goods and other effects now and from time to time placed on or used in or about the Mortgaged Property (the Charged Effects) with the discharge on demand of all moneys costs and interest as aforesaid and the expression "the Mortgaged Property" shall be construed accordingly.

  (c) The Mortgagor with full title guarantee hereby assigns unto the Bank all that the goodwill and connection of any business or businesses from time to time carried on in or upon the Mortgaged Property or any part or parts thereof and the full benefit of all licences (which expression shall also include any registrations) held in connection with such business(es) subject to redemption on payment of all liabilities hereby secured and the expression "the Mortgaged Property" shall be construed accordingly. The Mortgagor will take out and maintain all necessary licences for the due carrying on of such business(es) and will not do or suffer to be done any act matter or thing whereby any such licences may be lost or not renewed and will (to the fullest extent possible) at all times at the Mortgagor's cost execute all such instruments and do all such things as shall be requisite for transferring and vesting all or any such licences to and in the nominee(s) of the Bank or any other person(s) as the Bank may direct and the of the Mortgagor hereby irrevocably and by way of security appoints the Bank to be the attorney of the Mortgagor in the name of the Mortgagor to apply for and obtain the renewal of any such licences and to sign all proper notices and other documents and to do all necessary acts for assigning or transferring all or any such licences to such person(s) as the Bank may think fit. Without prejudice to the above the Mortgagor consents to the making of any protection order in respect of the Mortgaged Property or any part or parts thereof to such person or persons as the Bank or any Receiver appointed hereunder may specify and/or the transfer of any such licence as aforesaid and agrees that this Mortgage may be produced (and shall be admissible) as evidence of such consent.

3 The Mortgagor will keep the Mortgaged Property in a good state of repair and condition and will keep it insured against such risks and with such office and for such amounts as the Bank may from time to time approve. If the Mortgagor fails to maintain or insure the Mortgaged Property the Bank may do so at the expense of the Mortgagor without thereby becoming a mortgagee in possession.

4 Section 103 of the Law of Property Act 1925 shall not apply to this Mortgage and the statutory power of sale and other powers shall be exercisable at any time after demand.

5 If the Mortgagor is not a company (or to the extent that the charge expressed to be created by Clause 2(b) is ineffective) and in the event of the Bank taking possession of the Mortgaged Property then without prejudice to Clause 7 below the Bank is hereby authorised as agent for the Mortgagor to remove store sell or otherwise deal with any furniture or goods whatsoever which the Mortgagor shall fail or refuse to remove from the Mortgaged Property within seven days of being requested so to do by notice from the Bank and the Bank shall not be liable for any loss or damage occasioned to the Mortgagor. The Mortgagor shall indemnify the Bank against all expenses incurred by the Bank in relation to such furniture or goods and the Bank shall account to the Mortgagor for the proceeds of any such sale after deducting any such expenses.

6 The statutory powers of leasing or of accepting surrenders of leases conferred on mortgagors shall not be exercised by the Mortgagor nor shall the Mortgagor pan with possession of the Mortgaged Property or any part thereof nor confer upon any person firm company or body whatsoever any licence right or interest to occupy the Mortgaged Property or any part thereof without the consent in writing of the Bank but the Bank may grant or accept surrenders of leases without restriction.

7(a) At any time after the power of sale has become exercisable the Bank may by writing under the hand of any Manager of the Bank appoint any person or persons to be receiver(s) of the Mortgaged Property or any part or parts thereof (a Receiver). The Bank and/or any Receiver appointed hereunder may (without prejudice to any other powers howsoever conferred) enter the Mortgaged Property., or any part(s) thereof (whether or not any income is arising therefrom) and shall (severally) have full power (i) to do any act or deed whatsoever (in the case of the Bank and any Receiver for and in the name of or on behalf of the Mortgagor or in the case of the Bank as Mortgagee) in relation to or in connection therewith which the Mortgagor was (or might have been) capable of doing and irrespective of the Mortgagor's death insolvency or incapacity and treating the Mortgagor conclusively as sole legal and beneficial owner (including (without limitation) power to manage build complete layout repair cleanse develop use deal with apply for registration permissions and licences equip furnish get-in receive and collect moneys arising sell give effective receipts exchange lease licence sub-lease surrender and accept surrender of leases convey assign transfer covenant exercise statutory rights insure litigate contract compromise employ agents and servants and provide services) and (ii) to conduct any business carried on or in the opinion of the Bank or any Receiver capable of being carried on in or from the Mortgaged Property and shall in connection therewith have all of the powers referred to above. Any expenditure incurred in so doing shall be immediately repayable by the Mortgagor with interest at the rate aforesaid and shall be a liability charged on the Mortgaged Property in priority to all other sums secured thereon. The Bank and any Receiver may utilise any moneys from time to time received for the purpose of financing any expenditure or costs at any time incurred in connection with the exercise of any powers hereby or otherwise conferred in advance of any other payments or application (whether under Section 109(8) of the Law of Property Act 1925 of otherwise), Any Receiver may

                                                             D

                                                         ID : C041410

1 If the expression "the Mortgagor" includes more than one person it shall be construed as referring to all and/or any one or more of those persons and their obligations shall be joint and several.

2 (a) The Mortgagor with full title guarantee charges by way of legal mortgage all and every interest in or over the property described above which the Mortgagor now or hereafter has power so to charge and charges in equity all other interests therein (the Mortgaged Property) and the proceeds of We thereof and charges to the Bank all moneys to be received under any policy of insurance effected in respect of the Mortgaged Property as a continuing security to the Bank for the discharge on demand of:-

       (i) all present and/or future indebtedness of the Mortgagor to the Bank on any current and/or other account vath interest and bank charges and

       (ii) all other liabilities whatsoever of the Mortgagor to the Bank present future actual and/or contingent and

       (iii) all costs charges and expenses howsoever incurred by the Bank in relation to .this Mortgage and such indebtedness and/or liabilities on a full indemnity basis and for the payment of interest on the foregoing day by day from demand until full discharge (as well after as before judgment) at the rate payable or deemed to be payable by the Mortgagor. Such interest will be calculated and compounded as agreed or in such manner as the Bank may reasonably determine from time to time.

The costs and expenses referred to herein shall include (for avoidance of doubt) all amounts the Bank may from time to time require to compensate it for its internal management and administrative costs and expenses incurred in connection with the enforcement of this Mortgage and recovery of the liabilities secured by it. In the absence of manifest error a certificate signed by an officer of the Bank as to the amount of such costs and expenses incurred by the Bank from time to time shall for all purposes be conclusive evidence (and admissible as such) against and binding upon the Mortgagor.

  (b) If the Mortgagor is a company the Mortgagor with full title guarantee also charges by way of floating security all movable plant machinery implements utensils furniture and equipment building and other materials goods and other effects now and from time to time placed on or used in or about the Mortgaged Property (the Charged Effects) with the discharge on demand of all moneys costs and interest as aforesaid and the expression "the Mortgaged Property" shall be construed accordingly.

  (c) The Mortgagor with full title guarantee hereby assigns unto the Bank all that the goodwill and connection of any business or businesses from time to time carried on in or upon the Mortgaged Property or any part or parts thereof and the full benefit of all licences (which expression shall also include any registrations) held in connection with such business(es) subject to redemption on payment of all liabilities hereby secured and the expression "the Mortgaged Property" shall be construed accordingly. The Mortgagor will take out and maintain all necessary licences for the due carrying on of such business(es) and will not do or suffer to be done any act matter or thing whereby any such licences may be lost or not renewed and will (to the fullest extent possible) at all times at the Mortgagor's cost execute all such instruments and do all such things as shall be requisite for transferring and vesting all or any such licences to and in the nominee(s) of the Bank or any other person(s) as the Bank may direct and the of the Mortgagor hereby irrevocably and by way of security appoints the Bank to be the attorney of the Mortgagor in the name of the Mortgagor to apply for and obtain the renewal of any such licences and to sign all proper notices and other documents and to do all necessary acts for assigning or transferring all or any such licences to such person(s) as the Bank may think fit. Without prejudice to the above the Mortgagor consents to the making of any protection order in respect of the Mortgaged Property or any part or parts thereof to such person or persons as the Bank or any Receiver appointed hereunder may specify and/or the transfer of any such licence as aforesaid and agrees that this Mortgage may be produced (and shall be admissible) as evidence of such consent.

3 The Mortgagor will keep the Mortgaged Property in a good state of repair and condition and will keep it insured against such risks and with such office and for such amounts as the Bank may from time to time approve. If the Mortgagor fails to maintain or insure the Mortgaged Property the Bank may do so at the expense of the Mortgagor without thereby becoming a mortgagee in possession.

4 Section 103 of the Law of Property Act 1925 shall not apply to this Mortgage and the statutory power of sale and other powers shall be exercisable at any time after demand.

5 If the Mortgagor is not a company (or to the extent that the charge expressed to be created by Clause 2(b) is ineffective) and in the event of the Bank taking possession of the Mortgaged Property then without prejudice to Clause 7 below the Bank is hereby authorised as agent for the Mortgagor to remove store sell or otherwise deal with any furniture or goods whatsoever which the Mortgagor shall fail or refuse to remove from the Mortgaged Property within seven days of being requested so to do by notice from the Bank and the Bank shall not be liable for any loss or damage occasioned to the Mortgagor. The Mortgagor shall indemnify the Bank against all expenses incurred by the Bank in relation to such furniture or goods and the Bank shall account to the Mortgagor for the proceeds of any such sale after deducting any such expenses.

6 The statutory powers of leasing or of accepting surrenders of leases conferred on mortgagors shall not be exercised by the Mortgagor nor shall the Mortgagor pan with possession of the Mortgaged Property or any part thereof nor confer upon any person firm company or body whatsoever any licence right or interest to occupy the Mortgaged Property or any part thereof without the consent in writing of the Bank but the Bank may grant or accept surrenders of leases without restriction.

7(a) At any time after the power of sale has become exercisable the Bank may by writing under the hand of any Manager of the Bank appoint any person or persons to be receiver(s) of the Mortgaged Property or any part or parts thereof (a Receiver). The Bank and/or any Receiver appointed hereunder may (without prejudice to any other powers howsoever conferred) enter the Mortgaged Property., or any part(s) thereof (whether or not any income is arising therefrom) and shall (severally) have full power (i) to do any act or deed whatsoever (in the case of the Bank and any Receiver for and in the name of or on behalf of the Mortgagor or in the case of the Bank as Mortgagee) in relation to or in connection therewith which the Mortgagor was (or might have been) capable of doing and irrespective of the Mortgagor's death insolvency or incapacity and treating the Mortgagor conclusively as sole legal and beneficial owner (including (without limitation) power to manage build complete layout repair cleanse develop use deal with apply for registration permissions and licences equip furnish get-in receive and collect moneys arising sell give effective receipts exchange lease licence sub-lease surrender and accept surrender of leases convey assign transfer covenant exercise statutory rights insure litigate contract compromise employ agents and servants and provide services) and (ii) to conduct any business carried on or in the opinion of the Bank or any Receiver capable of being carried on in or from the Mortgaged Property and shall in connection therewith have all of the powers referred to above. Any expenditure incurred in so doing shall be immediately repayable by the Mortgagor with interest at the rate aforesaid and shall be a liability charged on the Mortgaged Property in priority to all other sums secured thereon. The Bank and any Receiver may utilise any moneys from time to time received for the purpose of financing any expenditure or costs at any time incurred in connection with the exercise of any powers hereby or otherwise conferred in advance of any other payments or application (whether under Section 109(8) of the Law of Property Act 1925 of otherwise), Any Receiver may borrow and/or secure the payment of money which may be required for the exercise of any of the powers hereby or otherwise conferred in such manner (including the creating of new legal charges of the Mortgaged Property whether or not having priority to this Mortgage) as may be considered expedient. Neither the Bank nor any Receiver shall be liable to the Mortgagor as mortgagee in possession or otherwise for any loss howsoever occurring in the exercise of any such powers and any Receiver shall be the agent of the Mortgagor (who shall be solely responsible for his acts defaults and remuneration). Section 109(6) of the said Act shall apply as though the words "not exceeding five per centum of the gross amount of all money received" were omitted. The Mortgagor hereby irrevocably appoints the Bank and any Receiver as agents and attorneys to exercise (severally) any of the said powers. The powers of attorney hereby given are given by way of security. The powers hereby conferred may also be exercised by any substitute or delegate appointed in writing by the Bank or any Receiver or by any attorney of any of them or by any substitute or delegate appointed in writing by any such attorney for and in the name and on behalf of the Mortgagor the Receiver or the Bank as the case may be and any such exercise by any such substitute delegate or attorney shall be treated by the Mortgagor and the Bank and shall be effective in all respects as an exercise by the Bank or by the Receiver as the case may be. The Bank and any Receiver (including any substitute delegate or attorney as aforesaid) in connection with any powers howsoever conferred may do all acts and things and execute all such deeds and sign all such agreements or enter into or make all such arrangements as may be required of as they may consider necessary or desirable in relation to the exercise of any such powers.

(b) If the Mortgagor is not a company then the Mortgagor hereby (i) grants an irrevocable licence to the-Bank and to any Receiver until the sale of the Mortgaged Property to use all the assets of the Mortgagor situated at the Mortgaged Property which are used in connection vath any business of the Mortgagor carried on at the Mortgaged Property and (ii) further irrevocably authorises the Bank and/or any Receiver to remove sell store or otherwise deal with the same and to pay any net proceeds of sale after deduction of any costs and expenses relating thereto to the Bank which shall account to the Mortgagor for the proceeds of any such sale aftw deducting any such expenses.

8 If the Bank receives or is deemed to be affected by notice whether actual or constructive of any subsequent charge or other interest affecting any part of the Mortgaged Property and/or the proceeds of sale thereof and/or any other property hereby charged the Bank may open a new account or accounts with any person for whose liabilities this Mortgage is available as security. N the Bank does not open a new account it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice and as from that time all payments made to the Bank shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount for which this Mortgage is security.

9 In case the Mortgagor shall have more than one account with the Bank it shall be lawful for the Bank at any time and without any prior notice forthwith to transfer all or any part of any balance standing to the credit of any such account (whether current or otherwise or subject to notice or not) to any other such account which may be in debit but the Bank shall notify the Mortgagor of the transfer having been made. If any credit balance is in a different currency from any debit balance the Bank shall be entitled to utilise currency of the credit balance for the purchase at its spot rate of exchange of an amount in the currency of the debt balance not exceeding the amount of such debit balance and also to pay out of the credit balance any additional sum which the Bank may be required to pay for such currency.

10 None of the persons included in the expression 'the Mortgagor" shall as against the Bank be entitled to any of the rights or remedies legal or equitable of a surety as regards the indebtedness or liabilities of any of the other persons included in the expression "the Mortgagor".

11 A demand or notice hereunder shall be in writing signed by an officer or agent of the Bank and may be served on the Mortgagor by hand or by post or by facsimile machine (fax). In the case of a company service by hand may be made either by delivering the same to any officer of the company at any place or leaving the same addressed to the company at its registered office or place of business last known to the Bank. A demand or notice by post or by fax may be addressed to the Mortgagor at the registered office address or place of business last known to the Bank and shall be deemed to have been received if posted two days after the day on which it was posted and if sent by fax at the time of transmission. It shall be effective notwithstanding it be returned undelivered and notwithstanding the death of the Mortgagor. The Bank may use the last fax number of the Mortgagor known to it and transmission may be proved by production of an activity or transmission report which purports to indicate the transmission of a message to such a number.

12 If the Mortgagor is a company the Mortgagor certifies that this Mortgage does not contravene any of the provisions of the company's Memorandum and Articles of Association and has been executed in accordance therewith.

13 This Mortgage shall be governed by and construed in accordance with the Laws of England.

In Witness whereof this Deed has been executed by the Mortgagor the day and year first before written.

                                                            ID      C041410
Signed as a Deed by the Mortgagor acting by
                                            Director
Name in full
(in block letters)

                                            Director/Secretary*
Name in full
(in block letters)

*delete as applicable

or alternatively:

The Common Seal of
Vicon Industries (UK) Limited

was hereunto affixed
in the presence of
                                            Director

                                            Secretary


I/We acknowledge receipt of a completed copy of this document. If executed by a company the acknowledgment must be signed by a Director or by the Company Secretary Secretary



                                  Signature(s)

                                                          ID      C041410


Solent Securities Centre

East Solent Corporate Business Centre

Vicon Industries (UK) Limited

Dated    9th April  1997
Vicon Industries (UK) Limited
to
National Westminster Bank Plc
Legal Mortgage

of Leasehold property situate at

Site P3 Brunel Way Segensworth Industrial Estate Segansworth East. Fareham Hampshire


Chsl018o NWB1115(RevMayl995)




This Release made the                                              day of

One thousand nine hundred and                                Between

the within-named National Westminster Bank Plc (the Bank) of the one part and the within-named of the other part Witnesses that the Bank as Mortgagee hereby releases all and singular the property now comprised in or charged by the within-written Dead from all moneys secured by and from all claims and demands under the Within-written Deed.


In Witness whereof this Deed has been duty executed on behalf of the Bank by its duly authorised Attorney the day and year first before written.


Signed and Delivered as a Deed by

as the Attorney and on behalf of the Bank

In the presence of

Bank Official                                     Signature of Witness

                           COMMERCIAL FIXED RATE LOAN

                                    Agreement
                                    (Company)

      We, National Westminster Bank Plc and any person to whom we transfer our rights or duties under this agreement agree to offer you a loan under the terms and conditions set out below and on the attached appendix. The first part of the appendix explains some of the words and phrases used in this agreement.

1.      Date of offer: 24 March 1997

2       Your  name-  VICON  INDUSTRIES  (UK)  LTD  (1551194)  Brunel  Way,
                     Segensworth East, Fareham, Hampshire P015 5TX

3    Lending Branch: 130 Commercial Road, Portsmouth, Hampshire PO1 1ES

4    Amount: 500,000 (Five hundred thousand pounds)

5 Purpose of the Loan: To uplift Japanese Yen loan from Chugai Boyeici Co Ltd and to provide working capital

6    Period of the Loan: 10 years

7    Interest rate

         A fixed rate of interest for the whole period of the Loan.(Please see:
      -  paragraph 4 of the appendix for how we work out the interest; and
      -  paragraph 5 of the appendix for how we fix the rate of interest.)

        (Please see paragraph 4 of the appendix for how we work out interest)

8 Fee: 5,ooo pounds due on the date on which you accept our offer as set out in paragraph 3 of the appendix.

9   Drawing the Loan; You must draw the loan in full in one amount.

10 Repayment: You must have repaid the Loan in full on the last day of the period shown in term 6 of this agreement.

      Subject always to our rights under paragraph 13 of the appendix,

           You will repay the Loan by 120 equal instalments of principal payable every one month starting one month after the date on which you draw the Loan.


11 Security:

   - First Legal Mortgage over Site P3, Brunel Way, Scgensworth
     Industrial Estate, Fareham, Hampshire.


12 Value of Security: The Security shown in term 11 of this agreement together with any security provided pursuant to paragraph 6 of the appendix must be worth (calculated according to our own basis of valuation from time to time) at least 100 percent of the amount which you owe at any time on the Loan.


13 Financial agreements:

   You agree to the following:-

   Please see paragraph 2 of the appendix for an explanation of the words and phrases used below.

    a. You will not allow Tangible Net Worth to be less than 450,000 pounds
    b. You will not allow Cash Generated to be Less than 100 percent of Debt Service Costs.
    c. You will not allow Profit to be less than 200 percent of Borrowing Costs.

                    COMMERCIAL FIXED RATE LOAN

      d. You will not, without our prior written consent either create, extend or increase any security interest on the whole or any part of your or the Group's undertaking, property or assets (including uncalled capital) whether present or future. Security interest includes (without limitation) liens, pledges, charges, mortgages or other encumbrances.

      e. You will provide us with such financial and other information relating to you or to the Group as we may reasonably require including (without limitation) copies of the audited accounts not later than 5 months after the end of the accounting period to which they relate.

      In order to verify whether you are complying with these covenants, we will refer to your annual audited accounts'.

14 Overdue payments:

If you do not make any payment under this agreement on the date it is due, then, without prejudice to our other rights, we will charge interest on the overdue amount from the date it was due to the date upon which we receive payment (as well after as before judgement). This will be calculated (and compounded in accordance with our normal practice) on the basis of a year of 365 days and the actual number of days elapsed.

You will pay interest to us at a rate which is equal to the sum of:-

           5 percent per year; and
           our base rate from time to time

Any late payments may be debited to a Separate account.

15   Early Repayment:

Paragraph 8 of the appendix gives details of how you may ask to repay the Loan before the specified repayment dates. In connection with paragraph 8 of the appendix, the prepayment fee is 0.5 percent. of the amount which you prepay.

                           COMMERCIAL FIXED RATE LOAN

                                    Appendix

1    Agreement

     This appendix forms part of the agreement between us.

     If we refer to a paragraph, this will mean a paragraph of this appendix. if we refer to a term this will mean a term of the agreement.

2    Meanings of words and phrases used in this agreement:

the 'Agreement Date' means the date on which our offer Is accepted in the way set out in paragraph 3 of the appendix.

'Business Day' shall mean a day on which banks in general are open in the City of London for the transaction of business of the nature set out in this agreement.

'Event of Default' shall mean any event specified in paragraph 13 of the appendix.

'the Group' means you and your (of where your Parent is specified in term 2(b), your Parent and its) subsidiary undertakings (as defined by Section 258 of the Companies Act 1985) taken as a whole (and, save where the context does not admit, any of them individually); if there are no subsidiary undertakings for the time being, references to the Group shall be taken to be references to you and the word 'consolidated" in relation to any accounts or other financial matters shall be ignored.

the 'Loan' means the loan facility which we have agreed to provide under the terms and subject to the conditions of this agreement and, where necessary, it will mean all amounts owed under this agreement.

'The Offer Date' is the date shown in term 1 of the agreement. This is the date on which we make the written offer of the Loan.

"your Parent" is the company shown in term 2(b) of the agreement

'Option' means either of the interest rate options shown in term 7 of the agreement

'Quotation' means a statement from us in response to a request under paragraph 5 of the appendix giving details of a period and an interest rate and any other terms under which we are willing to provide the Loan.

'The Quotation Date' is the date on which we make a Quotation.

'Security' means the security shown in term 11 of the agreement and any other security which you provide under paragraph 6 of the appendix.

"Subsidiary Undertaking' shall mean a subsidiary undertaking (as defined by S.258 of the Companies Act 1985).

The following definitions apply to the financial agreements in term 13 of the agreement.

          'Borrowing  Costs'  means,  in respect of any  financial  period,  all continuing, regular or periodic costs, charges and expenses (including but not limited to, interest and any capitalised interest) incurred by the Group in effecting, servicing or maintaining Total Borrowing.

           'Capital Expenditure' means, in respect of any financial period, the aggregate expenditure of the Group on the purchase of fixed assets (as determined in accordance with generally accepted United Kingdom accounting principles (consistently applied)).

        'Cash Generated' means, in respect of any financial period, the sum of:-
           -   Profit;plus
           - an amount equal to the depreciation charged on fixed assets of the Group during such period and any other non-cash movements; plus
           - an amount equal to any decrease in net working capital (being, in respect of any period, the net surplus (or deficit) of the aggregate stock in trade of the Group and the

                           COMMERCIAL FIXED RATE LOAN

amount owed to members of the Group by debtors less the amount owed by them to creditors at the end of such period); plus - the proceeds of new ordinary or other non-redeemable shares issued by you during such period.

LESS the sum of:-
- an amount  equal to tbe tax paid by tbe Group during such period, plus
- an amount equal to any increase in net working capital (as defined-above) during such period; plus
- an amount equal to the Capital Expenditure (including investments) by the Group during such period less an amount equal to the net proceeds of disposal of fixed assets during such period; plus
- an amount equal to the aggregate amount of dividends on ordinary shares paid by you during such period; plus
- any receipts of the Group by way of extraordinary items during such period.

'Current  Assets'  means all assets of the Group which would be  classified,  in
accordance  with  generally  accepted  United  Kingdom   accounting   principles
(Consistently applied) as current assets.

'Current Liabilities' means all liabilities of the Group which would be classified, in accordance with generally accepted United Kingdom accounting principles (consistently applied) as current liabilities.

'Debt Service Costs' means, in respect of any financial period:-

(i) all interest, commission, periodic fees and other financial charges payable by any member of the Group during such period (including the interest element payable under financial leases); plus

(ii) the aggregate amount of all dividend payments on redeemable Preference shares (and other redeemable shares) made by you during such period, plus

(iii) the aggregate amount of all debt repayments made by any member of the Group or due from any member of the Group (including redemption of any redeemable preference shares) during such period.

'Net Cash Flow before Financing' means in respect of any financial period, the sum of:-
i.  Profit, plus
ii. an amount equal to the depreciation charged on fixed assets of the Group during such period and any other non-cash movements during such period; plus
iii.an amount equal to any decrease in net working capital (being, in respect of any period the net surplus (or deficit) of the aggregate stock in trade of the Group and the amount owed to members of the Group by debtors less the amount owed by them to creditors at the end of such period);

LESS the sum of:-
i.   an amount equal to the tax paid by the Group during such period, plus
ii. an amount equal to any increase in net working capital (as defined above) during such period, plus
iii. an amount equal to the Capital Expenditure (including investments) by the Group during such period less an amount equal to the net proceeds of disposal of fixed assets during such period, plus
iv. an amount equal to the interest paid (less interest received) for such period, plus
v. an amount equal to the aggregate amount of dividends on ordinary shares paid by you during such period; plus
vi.  any receipts of the Group by way of extraordinary items during such period.

                           COMMERCIAL FIXED RATE LOAN

           'Net Working Assets' in respect of any period, the.aggregate stock in trade of the Group and the amounts owed to members of the Group by trade debtors less the amounts owed by them to trade creditors at the end of such period.

           `Profit' means, in respect of any financial period, the amount of profit of the Group (excluding profit attributable to minority interests) before taxation, interest payable, and any unusual, extraordinary or exceptional items.

           `Tangible Net Worth' means the amount the time being paid up or credited as paid up on your (or, where your Parent is specified in term 2(b), your Parent's) issued share capital plus all reserves of the Group which would, in accordance with generally accepted United Kingdom accounting principles consistently applied be classified as shareholders capital plus retained earnings of the Group but deducting assets the Group which would, in accordance with such principles, be classified as intangible assets.

           `Total Borrowing' means the total outstanding principal amount of all borrowings or monies otherwise raised by the Group from all sources whatever, whether by way of debenture, mortgage, unsecured loan, overdraft or in any other manner (including redeemable preference shares) plus the aggregate face amount of all discounted acceptance credits.

3    Availability of Loan

From the Offer Date shown in term 1 of the agreement you will have 3O days in which you can draw the Loan. However, you can only accept this offer and draw the Loan if we have received the following items from you and are satisfied with them:-

     a) A copy of this agreement with the acceptance form signed on your behalf.
     b) A certified copy of a resolution of the board of directors showing that it
         -  accepts the terms and conditions of the Loan;
         -  agrees to give the security set out in term 11 of the agreement; and
         - authorises a person or persons to take such other action on your behalf as may be necessary for the purpose of the agreement.
     c) A copy of your Memorandum and Articles of Association certified by your secretary or a director as being up to date (including copies of all amending resolutions).
     d) The security set out in term 11 of the agreement together with copies of such certified board resolutions and copies of Memoranda and Articles of Association from the giver(s) of such security as we may require.

      You must give us three days' notice of your intention to draw the Loan. These days must be Business Days. We will credit your current account with the amount of the Loan on the day on which you accept the Quotation.
      You may not draw the Loan unto we are satisfied that you have accepted a Quotation.

      Acceptance of the offer contained In this agreement may be effected by receipt by us at the lending branch (please see term 3 of the agreement) within thirty days of the date specified In term 1 of the agreement Of the items specified in this paragraph.

4    Interest

             We will work out Interest on the balance of the loan outstanding from day to day on the basis of the actual number of days elapsed and a 365 day year.

                           COMMERCIAL FIXED RATE LOAN

      You must pay interest to us on our usual charging days in March, June, September and December or by combined interest and principal instalments (where specified under term 10) on such dates as are specified under term 10 of the agreement.

      Option 1:
      You will pay a fixed rate of interest for the entire period of the Loan as specified in your Quotation. This rate of interest will be the rate shown in the Quotation.

      We may charge interest to your current account or to your loan account.

      If you do not make any payments on the due date under this agreement, then the rate of interest specified in term 14 shall apply to any overdue amounts.

5    Fixed Rate of Interest

     You must give us three days notice in writing of the date on which you want to draw the Loan. All these days must be Business Days

     If we have received the items listed in paragraph 3 of this appendix (within the time period set out there), you may ask for a Quotation at any time up to 4 p.m. on the required day for the Loan (which must be a Business Day). You must also tell us the interest rate option you want.

     You must accept or reject our Quotation immediately. If you do not accept the Quotation immediately you shall be deemed to have rejected it.

     Once you have accepted the Quotation we will normally send to you written details of the terms of the Quotation. These details will include the interest rate and the period for which such rate applies repayment dates and repayment instalment amounts but if you do not receive these written details it will not affect your obligations in respect of the Quotation which you have accepted.

     Accepting the Quotation in any way (whether by telephone telex or in any other way ) shall be binding on you and will mean that you will have to borrow the full amount of the Loan as set out in this agreement and the Quotation on the Quotation Date.

     If we do not receive instructions from you in relation to the Quotation which you have accepted we shall be entitled to credit the amount of the Loan to a current account in your name at the lending branch shown in term 3 of the agreement and you shall be deemed to have drawn the Loan.

6    Security

     You must give us the security shown in term 11 of the agreement and this will be a continuing security for the discharge on demand of all your indebtedness and your other liabilities to us from time to time.

     You undertake to provide any extra security which we need to maintain the value of the Security at the level specified in term 12 of the agreement within such period as we may require. The open market value of the Security shall be determined at our option from time to time by an independent professional valuation. You will have to pay for this valuation.

7     Fees and Costs

      We have the right to debit your current account with the fees set out in term 8 and 15 of the agreement.

                           COMMERCIAL FIXED RATE LOAN

8    Early Repayment

You may repay the Loan early subject to you giving us five business days irrevocable written notice and subject to you indemnifying us for the breakage costs and losses sustained or incurred by us as a result of such early repayment. The breakage costs of such early repayment will until further notice, be calculated in accordance with the formula provided in the attached schedule and it is understood that the breakage costs and losses can only be confirmed on the day early redemption takes place.

On early repayment of the Loan you will also have to pay us the prepayment fee set out in Term 15 of the agreement.

A certificate by one of our officers as to the amounts due from you under this paragraph shall, save for manifest error, be conclusive evidence (and admissible as such) against and binding on YOU.

You cannot reborrow any amount you have pre-paid.

9   Liability

If you are more than one person then the expression "you" shall mean all of such persons and (save where the context does not so admit) any of them and the obligation of those persons shall be joint and several.

Each such person irrevocably appoints each other person as his agent for the service of any demand or notice under this agreement.

10   Current Accounts

You agree to maintain a current account with us throughout the period of the Loan.

11   Payments

We may transfer amounts from your current account to meet the repayments set out in term 10 of the agreement.

We may use any repayment instalment (including instalments of principal and interest) or any part of any repayment instalment to:

- reduce the amount of principal outstanding on the Loan.
- pay interest accrued on the Loan.
- discharge any other payment due under this agreement.
You must make all payments under this agreement In full in pounds sterling without any deduction or withholding (whether in respect of set-off, counterclaim, duties, taxes, charges or otherwise howsoever). if you are compelled by law to make any deduction or withholding, you will promptly pay to us such additional amounts as will make the net amount received by us equal to the full amount payable by you had there been no deduction or withholding.

12    Set Off

We shall be entitled to set off against any of your liabilities to us under this agreement (whether present, future, actual or contingent) any of your credit balances on any of your accounts with us or in your name. We do not have to give you any prior notice to do this.

                           COMMERCIAL FIXED RATE LOAN

13   Default

If any of the following events occur, we may, by giving you written notice, cancel our outstanding commitments to you (including the availability of the Loan if you have not drawn it) and demand immediate repayment of your indebtedness to us and exercise our rights under any Security:-

     (a) If you breach any term or condition (including any covenant) of this agreement.

     (b) If you do not make any payment on the date it is due under this agreement and whether by way of principal, interest or otherwise.

     (c) If you do not use the Loan for the purpose set out in term 5 of the agreement.

     (d) If the Security or any part of the Security shall cease to be fully enforceable in accordance with its terms or with effect from the date on which the determination of the continuing nature of the Security or any part of the Security occurs, such continuing nature is determined whether such determination be by actual or constructive notice or be deemed to have occurred or any binding undertaking provided in the Security or any part of the Security shall be breached or any guarantor gives or purports to give notice to terminate its liabilities under any guarantee in respect of the Loan.

     (e) If you sell or dispose of any asset listed in term 11 of the agreement or it ceases to be in your sole possession.

     (f) If your current account becomes overdrawn after the debiting of any payment due from you under the Loan or it becomes overdrawn in excess of any limit agreed with us and you do not offer payment in cash to us when we inform you of this.

     (g) If any representation, warranty or statement made to us by you in connection with the Loan is breached or is false or if you fail to tell us anything which in our opinion is material to the Loan.

     (h) If you or any member of the Group make any default in the performance of any other agreement for borrowed money whether with us or any other lender whereby the due date of repayment thereunder Is rendered capable of acceleration; or
         If any of your indebtedness or the indebtedness of any member of the Group becomes or is declared by the holder or the lender thereof to he due and payable prior to its stated maturity or such indebtedness Is not repaid in full at its stated maturity; or
         If your indebtedness or the indebtedness of any member of the Group is repayable On demand and is not repaid in full immediately upon demand being made or if any guarantee or indemnity given by any giver of security in connection with any of your liabilities to us or the liabilities of any member of the Group to us or any other leader is not honoured when due and called upon.

     (i) If a petition is presented or a resolution passed for your winding up or that of any member of the Group or a petition is presented for an administration order to be made in relation to you or any member of the Group; or
          your directors or the directors of any member of the Group make a proposal for a voluntary arrangement with your creditors or the creditors of any member of the Group; or
          you are unable to pay your debts within the meaning of Section 123 of the Insolvency Act 1986 or any member of the Group is unable to pay its debts within the meaning of such section or an encumbrancer takes possession of or a receiver or an administrative receiver is appointed over any of your assets or over the assets of any member of the Group.

     (j) If there shall occur in our opinion a material effective change of control (as defined by Section 840 of the income and Corporation Taxes Act
     1988) of you or your Parent.

                           COMMERCIAL FIXED RATE LOAN


      (k) If there has occurred any change which in our reasonable opinion is a material adverse change in your business, assets or financial condition or in the business, assets or financial condition of the Group or any member of the Group which, in our reasonable opinion, may affect your ability to comply with your obligations under this agreement.

      (1) If any judgement, distress, warrant of attachment, writ of execution or similar process is Issued, levied or enforced upon any of your assets or the assets of any member of the Group or if any asset held by the Bank as security for the Loan is charged or becomes encumbered elsewhere.

      (m) If you or any member of the Group ceases or threatens to cease to carry on its business or sells, transfers or otherwise disposes of in any one transaction or series of related transactions any substantial part of its assets.

14   Delay in exercising our rights

      If we delay in giving any notice or exercising any of our rights under this agreement this should not he construed as a waiver of any of our rights.

15   Demands and Notices

Any demand or notice to you will be made in writing and be signed by one of our officers and served either by personal delivery on you at any place or by post addressed to you at your place of business last known to us. Service by post on you shall be deemed to be effective on the next Business Day after the date of posting even if it is returned undelivered. Any notice to us under this agreement must be made in writing and signed by a duly authorised officer on your behalf. it must be delivered by hand or by post to the lending branch specified in term 3 of the agreement.

16    Costs and Expenses

You will pay all costs, charges and expenses arising in connection with the Loan and the Security including the negotiation and preparation of this agreement and the Security and all costs, charges and expenses arising in connection with the preservation and/or enforcement of our rights under this agreement or under the Security and will indemnify us for any and all losses, costs and expenses occasioned by the occurrence of an Event of Default.

17     Increased Costs and Illegality

      (a) If we determine in our sole opinion that as a result of any law, regulation, directive or official request (whether or not having the force of law) ("Requirement") or compliance by us with any Requirement (including compliance by us with any change in any Requirement or change In the interpretation of any Requirement) the cost to us of funding, maintaining or making available the Loan (or any undrawn amount of the Loan) is increased or the effective return to us on the Loan is reduced then you shall pay to us on demand such sum as may he certified to you by us as shall compensate us for such increased cost or such reduction.

      (b) If the effect of the introduction of or any change in applicable law or directive or the interpretation of such law or directive is to make or purport to make the Loan unlawful then our obligations under this agreement shall cease and you will on demand pay to us all amounts outstanding under the Loan.

                           COMMERCIAL FIXED RATE LOAN



18    General Points

      (a) If at any time any one or more of the provisions in this agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this agreement shall not in any way be affected or impaired.

      (b) Unless we expressly agree to do so in writing we do not hold ourselves out as providing advice on or considering the general suitability of this Loan for your particular circumstances (including tax circumstances) and neither we nor our employees shall be liable for any indications given as to such suitability. We make no warranties or representations about the advisability of any underlying transaction entered into by you. You should obtain independent professional advice on such matters, and upon any Security required by us.

      (c) This agreement is governed by the laws of England.

      (d) All expressions in this letter bearing a plural meaning shall (where the context so admits) also bear the singular meaning and vice versa.

      (e) All references in this letter to any statutory provision shall be deemed to include any statutory modification or re-enactment of such provision.

19   Representations and Warranties

You represent and warrant that you have full power to accept and be bound by the terms and conditions set out in this agreement and to draw the Loan and that you have taken all necessary steps and obtained all necessary consents and authorisations to do so and that accordingly this agreement constitutes your legal, valid and binding obligations fully enforceable in accordance with their terms.

You represent and warrant as follows:-

     (a) You are duly incorporated and validly existing under the laws of England.

     (b) No Event of Default has occurred or is outstanding and no event has occurred which with the giving of notice or the lapse of time would constitute an Event of Default.

     (c) All information, exhibits and reports furnished to us in connection with this agreement were and remain true and accurate in all respects and do not omit any facts thereby rendering misleading any statement contained therein.

     (d) The representations and warranties set out above shall survive your acceptance of this agreement and the drawing of the Loan and shall be deemed to be repeated on each day throughout the period of the Loan with reference to the facts and circumstances existing at that time.



John McLellan

Manager
For and on behalf of
National Westminster Bank Plc





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                           COMMERCIAL FIXED RATE LOAN
                               FORM OF ACCEPTANCE

        We accept the loan on the terms and conditions set out in this letter

By

For and on behalf of
VICON INDUSTRIES (UK) LTD

Date:    8-4-97

































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                           COMMERCIAL FIXED RATE LOAN


                                    SCHEDULE

                   Indicative Calculation of Maximum Breakage Costs


                       Actuarial Style (Reducing Capital and Interest)

                       Original Loan Amount          500,000 pounds

                       Terms of Loan                 2 Years

                       Fixed Rate                    10.25 percent

                       Term Expired                  1 Year

                       Loan Amount Outstanding       251,505 pounds

                       Available Rate at Early
                       Repayment Date                8.625 percent

                       Breakage Costs                4,401 * pounds



      As a guide only, the formula which will apply, can be stated as follows:

                       Current amount of loan outstanding
                                  Multiplied by
               Remaining period (in years) to maturity of the fixture
                                  Multiplied by
           (Existing loan rate minus(Current available fixed rate for the remaining term - 0.125 percent))

 Actual breakage costs will be confirmed on the day early redemption takes place

*Note: The breakage cost payable is subject to a minimum of 0.125% of the amount of the Loan, and is in addition to the 0.5 percent prepayment fee.